EXHIBIT 99.B14(a)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 10, 2006 with respect to the consolidated financial statements of Liberty Life Assurance Company of Boston and March 1, 2006 with respect to the financial statements of LLAC Variable Account in Post-Effective Amendment No. 9 to the Registration Statement (Form N-6 File No. 333-76931) and the Prospectus of LLAC Variable Account.

/s/ Ernst & Young LLP
Hartford, CT
April 27, 2006